MOODY'S CORPORATION REPORTS RESULTS
FOR THIRD QUARTER 2024

NEW YORK, NY - October 22, 2024 - Moody's Corporation (NYSE: MCO) today announced results for the third quarter of 2024, and updated its outlook for full year 2024.

THIRD QUARTER SUMMARY FINANCIALS

Moody’s Corporation (MCO) Revenue	Moody’s Analytics (MA) Revenue	Moody’s Investors Service (MIS) Revenue
3Q 2024	3Q 2024	3Q 2024
$1.8 billion ⇑ 23%	$831 million ⇑ 7%	$1.0 billion ⇑ 41%
YTD 2024	YTD 2024	YTD 2024
$5.4 billion ⇑ 22%	$2.4 billion ⇑ 8%	$3.0 billion ⇑ 37%

MCO Diluted EPS	MCO Adjusted Diluted EPS[1]	MCO FY 2024 Projected[2]
3Q 2024	3Q 2024	Diluted EPS
$2.93 ⇑ 39%	$3.21 ⇑ 32%	$10.85 to $11.05
YTD 2024	YTD 2024	Adjusted Diluted EPS[1]
$9.09 ⇑ 32%	$9.85 ⇑ 28%	$11.90 to $12.10

“Moody’s record-breaking revenue performance in the third quarter is a testament to our unwavering status as the Agency of Choice for our customers and our actions to prime the business for durable future growth. In parallel, we delivered strong recurring revenue growth in our analytics business, driven by investments and innovation that enhance our offerings and empower our customers with the insights necessary to navigate the complexities of an increasingly dynamic risk environment.”

Rob Fauber President and Chief Executive Officer

“This was a fantastic quarter for Moody’s, with revenue increasing 23%. MIS transactional revenue grew 70%, outpacing issuance growth of 51% and driving a 29% increase in operating cash flow. As a result of this remarkable performance, we are raising our adjusted diluted EPS[1] guidance and narrowing the range to $11.90 to $12.10[2].”

Noémie Heuland Chief Financial Officer

[1] Refer to the tables at the end of this press release for reconciliations of adjusted measures to U.S. GAAP.
[2] Guidance as of October 22, 2024. Refer to Table 12 - “2024 Outlook” for table of all items for which the Company provides guidance and page 10 for disclosure regarding the assumptions used by the Company with respect to its guidance.

REVENUE

Moody’s Corporation (MCO)

Third Quarter 2024	Year-to-Date 2024
•Revenue increased 23% from the prior-year period. •Foreign currency translation had an immaterial impact on MCO’s revenue.	•Revenue increased 22% from the prior-year period. •Foreign currency translation had an immaterial impact on MCO’s revenue.

Moody’s Analytics (MA)

Third Quarter 2024	Year-to-Date 2024
•Revenue grew 7% versus the prior-year period.
•Recurring revenue, comprising 95% of total MA revenue, grew 9%. Transaction revenue, most prominent in Banking, declined by 21%.
•Within Decision Solutions, revenue grew 8% compared to the prior-year period. Recurring revenue growth of 13% was led by Know Your Customer (KYC) with a 19% increase. Banking and Insurance each produced 10% and 11% recurring revenue growth, respectively.
•Foreign currency translation favorably impacted MA’s revenue by 1%.

•Revenue grew 8% versus the prior-year period.
•Recurring revenue grew 9% and transaction revenue declined 15%.
•ARR[3] of $3.1 billion increased by $0.3 billion or 9% from $2.9 billion as of September 30, 2023.
•Decision Solutions ARR[3] grew 12%, including 14% in KYC, 13% in Insurance and 10% in Banking. Research & Insights and Data & Information grew 6% and 8%, respectively.
•Foreign currency translation favorably impacted MA’s revenue by 1%.

[3] Refer to Table 10 at the end of this press release for the definition of and further information on the Annualized Recurring Revenue (ARR) metric.

Moody’s Investors Service (MIS)

Quarterly Revenue ($ millions)
$696
$115
$126
$102
$346
$982
$154
$170
$135
$515
3Q 2023
3Q 2024
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Year-to-Date Revenue ($ millions)
$2,176
$371
$413
$303
$1,067
$2,984
$449
$560
$380
$1,569
2023
2024
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Third Quarter 2024	Year-to-Date 2024
•Revenue increased 41% compared to the prior-year period, marking MIS’ highest third quarter on record and 4th largest quarter overall.
•Transactional revenue grew 70% from the prior-year period, reflecting heightened activity from infrequent issuers across all lines of business.
•Within Corporate Finance, Investment Grade issuance increased significantly, supported by several jumbo deals across multiple sectors.
•Heightened volume from infrequent issuance continues to drive growth within Financial Institutions, resulting in the strongest 3Q in over a decade.
•Structured Finance revenue growth was primarily driven by increased refinancing activity in U.S. CLOs and CMBS, given the favorable spread environment.
•Foreign currency translation had an immaterial impact on MIS revenue.

•Revenue increased 37% compared to the prior-year period, as favorable market conditions bolstered investor confidence, mainly in the Corporate Finance sector.
•Market conditions remained constructive throughout the year, with tight spreads and strong investor demand ahead of expected interest rate reductions and potential volatility later in the year.
•Revenue growth was driven notably by leveraged finance issuers, on elevated refinancing and improving M&A activity.
•Financial Institutions benefitted from strong opportunistic activity from infrequent bank and insurance issuers.
•Foreign currency translation had an immaterial impact on MIS revenue.

OPERATING EXPENSES AND MARGIN

MCO Operating Expenses

Third Quarter 2024	Year-to-Date 2024
•Operating expenses increased 15% compared to the prior-year period, including 7% from higher incentive and stock-based compensation mainly driven by strong financial performance in MIS and 7% from operational costs and strategic investments.
•Foreign currency translation had an immaterial impact on operating expenses.

•Operating expenses grew 11% compared to the prior-year period, including 5% from operating growth (which included a charge related to a previously disclosed regulatory matter) and 4% from higher incentive compensation accruals and stock-based compensation.
•Foreign currency translation had an immaterial impact on operating expenses.

[4] Refer to Table 5 - “Financial Information by Segment (Unaudited)” for more information regarding the “Charges Related to Asset Abandonment” category.

Operating Margin and Adjusted Operating Margin[1]

Quarterly MCO Operating Margin & Adjusted Operating Margin[1]
36.3%
40.7%
44.6%
47.8%
Operating Margin
Adjusted Operating Margin[1]
3Q 2023
3Q 2024

Year-to-Date MCO Operating Margin & Adjusted Operating Margin[1]
36.9%
42.7%
44.3%
49.4%
Operating Margin
Adjusted Operating Margin[1]
2023
2024

Quarterly MA & MIS
Adjusted Operating Margin
33.6%
30.3%
53.2%
59.6%
MA
MIS
3Q 2023
3Q 2024

Year-to-Date MA & MIS
Adjusted Operating Margin
30.2%
29.5%
55.3%
62.5%
MA
MIS
2023
2024

Third Quarter 2024	Year-to-Date 2024
•MCO’s operating margin was 40.7%. MCO’s adjusted operating margin[1] was 47.8%, up 320 basis points from the prior-year period.
•MA’s adjusted operating margin of 30.3% reflects investments to support future growth balanced by cost control initiatives.
•MIS’s adjusted operating margin expanded 640 basis points to 59.6%, demonstrating the inherent operational leverage within the business.
•Foreign currency translation had an immaterial impact on both operating and adjusted operating margins[1].

•MCO’s operating margin was 42.7%. MCO’s adjusted operating margin[1] was 49.4%, up 510 basis points from the prior-year period.
•MA’s adjusted operating margin reflects the ongoing balance of strategic investments and disciplined approach to expenses.
•The increase of 720 basis points in MIS’s adjusted operating margin from the prior-year period reflects robust revenue growth partially offset by investments to improve operational efficiencies.
•Foreign currency translation had an immaterial impact on both operating and adjusted operating margins[1].

EARNINGS PER SHARE (EPS)

Diluted EPS and Adjusted Diluted EPS[1]

Third Quarter 2024	Year-to-Date 2024
•Diluted EPS and Adjusted Diluted EPS[1] grew 39% and 32% respectively, from the prior-year period, mainly reflecting an increase in operating income.
•The ETR grew to 24.0% from 19.9% in the prior-year period, reflecting adjustments resulting from the finalization of income tax returns coupled with increased earnings from non-U.S. operations subject to higher income tax rates.

•The increase in both Diluted EPS and Adjusted Diluted EPS[1] is associated with an increase in net income supported by strong revenue growth in both MIS and MA.
•The ETR was 23.5%, higher than the 14.6% reported in the prior-year period, primarily due to the favorable resolutions of uncertain tax positions within U.S. domestic and foreign tax jurisdictions in 2023.

CAPITAL ALLOCATION AND LIQUIDITY

Capital Returned to Shareholders & Free Cash Flow[1]

•Cash flow from operations for the first nine months was $2,164 million and free cash flow[1] was $1,921 million.
•The increase in both operating cash flow and free cash flow[1] was driven by an increase in net income, mainly attributed to strong growth across both segments.
•On October 21, 2024, the Board of Directors declared a regular quarterly dividend of $0.85 per share of MCO Common Stock. The dividend will be payable on December 13, 2024, to stockholders of record at the close of business on November 22, 2024.
•During the third quarter of 2024, Moody’s repurchased 0.9 million shares at an average cost of $464.77 per share and issued net 0.1 million shares as part of its employee stock-based compensation programs. The net amount included shares withheld for employee payroll taxes.
•As of September 30, 2024, Moody’s had 181.2 million shares outstanding, with approximately $547 million of share repurchase authority remaining. On October 15, 2024, the Board of Directors authorized an additional $1.5 billion in share repurchase authority. There is no established expiration date for the remaining authorizations.
•As of September 30, 2024, Moody's had $7.6 billion of outstanding debt and an undrawn $1.25 billion revolving credit facility.

ASSUMPTIONS AND OUTLOOK
Moody’s updated outlook for full year 2024, as of October 22, 2024, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. These assumptions include, but are not limited to, the effects of current economic conditions, including the effects of interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity, and activity in different sectors of the debt markets. This outlook also reflects assumptions about global GDP growth, and the impacts resulting from changes in international conditions, including as a result of the Russia-Ukraine military conflict and the military conflict in the Middle East. Actual full year 2024 results could differ materially from Moody’s current outlook.
This outlook incorporates various specific macroeconomic assumptions, including:

Forecasted Item	Last Publicly Disclosed Assumption	Current Assumption
U.S. GDP (1) growth	1.5% - 2.5%	NC
Euro area GDP (1) growth	0.5% - 1.5%	NC
Global GDP (1) growth	2.0% - 3.0%	NC
Global policy rates	To remain elevated, with some gradual rate reductions in the second half of 2024	To gradually decline through 2024 and 2025
U.S. high yield spreads	To fluctuate around 350 - 450 bps, with periodic volatility	To fluctuate around 360 - 460 bps, with periodic volatility over the next 12 months
U.S. inflation rate	To decline towards 2.0% by mid-2025	To continue to decline and remain around the Federal Reserve’s target of 2.0% through 2025
Euro area inflation rate	Large economies to decline towards 2.0% by mid-2025	To remain around 2.0% through 2024 and 2025
U.S. unemployment rate	To fluctuate around 4.0% during the year	To average around 4.2% - 4.5% over the next 12 months
Global high yield default rate	To be in the range of 3.5% - 4.0% by year-end	To decline to around 4.2% by year-end 2024
Global MIS 2024 rated issuance	Increase in the range of 20% to 25%	Increase in the mid-30s percent range
GBP/USD exchange rate	$1.26 for the remainder of the year	$1.34 for the remainder of the year
EUR/USD exchange rate	$1.07 for the remainder of the year	$1.12 for the remainder of the year
NC - There is no difference between the Company’s current assumption and the last publicly disclosed assumption for this item.
Note: All current assumptions are as of October 22, 2024. All last publicly disclosed assumptions are as of July 23, 2024.
(1) GDP growth represents real GDP.

A full summary of Moody's full year 2024 guidance as of October 22, 2024, is included in Table 12 – “2024 Outlook” at the end of this press release.

TELECONFERENCE DETAILS

Date and Time	October 22, 2024, at 11:30 a.m. Eastern Time (ET).
Webcast	The webcast and its replay can be accessed through Moody’s Investor Relations website, ir.moodys.com, within “Events & Presentations.”
Dial In	U.S. and Canada	‘+1-888-596-4144
	Other callers	‘+1-646-968-2525
	Passcode	515 6491
Dial In Replay	A replay will be available immediately after the call on October 22, 2024 and until November 21, 2024.
	U.S. and Canada	‘+1-800-770-2030
	Other callers	‘+1-609-800-9909
	Passcode	515 6491

ABOUT MOODY’S CORPORATION
In a world shaped by increasingly interconnected risks, Moody’s (NYSE:MCO) data, insights, and innovative technologies help customers develop a holistic view of their world and unlock opportunities. With a rich history of experience in global markets and a diverse workforce of approximately 16,000 across more than 40 countries, Moody’s gives customers the comprehensive perspective needed to act with confidence and thrive. Learn more at moodys.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. Stockholders and investors are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements and other information in this document are made as of the date hereof, and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. These factors, risks and uncertainties include, but are not limited to: the impact of general economic conditions (including significant government debt and deficit levels, and inflation and related monetary policy actions by governments in response to inflation) on worldwide credit markets and on economic activity, including on the volume of mergers and acquisitions, and their effects on the volume of debt and other securities issued in domestic and/or global capital markets; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government initiatives and monetary policy to respond to the current economic climate, including instability of financial institutions, credit quality concerns, and other potential impacts of volatility in financial and credit markets; the global impacts of the Russia - Ukraine military conflict and the military conflict in the Middle East on volatility in world financial markets, on general economic conditions and GDP in the U.S. and worldwide, on global relations and on the Company's own operations and personnel; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, increased utilization of technologies that have the potential to intensify competition and accelerate disruption and disintermediation in the financial services industry, as well as the number of issuances of securities without ratings or securities which are rated or evaluated by non-traditional parties; the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs, tax agreements and trade barriers; the impact of MIS’s withdrawal of its credit ratings on countries or entities within countries and of Moody’s no longer conducting commercial operations in countries where political instability warrants such actions; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction or development of competing and/or emerging technologies and products; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the jurisdictions in which we operate, including the EU; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the U.S. and China; the possible loss of key employees and the impact of the global labor environment; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the timing and effectiveness of any restructuring programs; currency and foreign exchange volatility; the outcome of any review by tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2023, and in other filings made by the Company from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause the Company’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on the Company’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for the Company to predict new factors, nor can the Company assess the potential effect of any new factors on it. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions, except per share amounts	2024	2023	2024	2023

Revenue	$1,813	$1,472	$5,416	$4,436

Expenses:
Operating	512	412	1,448	1,266
Selling, general and administrative	434	403	1,293	1,204
Depreciation and amortization	108	95	318	276
Restructuring	6	27	13	51
Charges related to asset abandonment	15	—	30	—
Total expenses	1,075	937	3,102	2,797

Operating income	738	535	2,314	1,639
Non-operating (expense) income, net
Interest expense, net	(60)	(66)	(185)	(185)
Other non-operating income, net	25	18	45	31
Total non-operating (expense) income, net	(35)	(48)	(140)	(154)
Income before provision for income taxes	703	487	2,174	1,485
Provision for income taxes	169	97	510	217
Net income	534	390	1,664	1,268
Less: Net income attributable to noncontrolling interests	—	1	1	1
Net income attributable to Moody's	$534	$389	$1,663	$1,267

Earnings per share attributable to Moody's common shareholders
Basic	$2.94	$2.12	$9.13	$6.91
Diluted	$2.93	$2.11	$9.09	$6.88

Weighted average number of shares outstanding
Basic	181.7	183.3	182.2	183.4
Diluted	182.5	184.0	183.0	184.1

Table 2 - Condensed Consolidated Balance Sheet Data (Unaudited)

Amounts in millions	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,642	$2,130
Short-term investments	573	63
Accounts receivable, net of allowance for credit losses of $35 in 2024 and $35 in 2023	1,708	1,659
Other current assets	470	489
Total current assets	5,393	4,341
Property and equipment, net of accumulated depreciation of $1,442 in 2024 and $1,272 in 2023	662	603
Operating lease right-of-use assets	242	277
Goodwill	6,148	5,956
Intangible assets, net	1,970	2,049
Deferred tax assets, net	268	258
Other assets	1,086	1,138
Total assets	$15,769	$14,622
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,133	$1,076
Current portion of operating lease liabilities	109	108
Current portion of long-term debt	693	—
Deferred revenue	1,300	1,316
Total current liabilities	3,235	2,500
Non-current portion of deferred revenue	59	65
Long-term debt	6,876	7,001
Deferred tax liabilities, net	416	402
Uncertain tax positions	209	196
Operating lease liabilities	245	306
Other liabilities	661	676
Total liabilities	11,701	11,146

Total Moody's shareholders' equity	3,905	3,318
Noncontrolling interests	163	158
Total shareholders' equity	4,068	3,476
Total liabilities, noncontrolling interests and shareholders' equity	$15,769	$14,622

Table 3 - Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
Amounts in millions	2024	2023
Cash flows from operating activities
Net income	$1,664	$1,268
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	318	276
Stock-based compensation	166	143
Deferred income taxes	9	(10)
Asset impairment and abandonment-related charges	15	12
Provision for credit losses on accounts receivable	14	15
Gain on previously held equity method investments	(7)	—
Net changes in other operating assets and liabilities	(15)	(30)
Net cash provided by operating activities	2,164	1,674

Cash flows from investing activities
Capital additions	(243)	(198)
Purchases of investments	(623)	(105)
Sales and maturities of investments	105	115
Purchases of investments in non-consolidated affiliates	(4)	(3)
Sales of investments in non-consolidated affiliates	—	1
Cash paid for acquisitions, net of cash acquired	(110)	(3)
Net cash used in investing activities	(875)	(193)

Cash flows from financing activities
Repayment of notes	—	(500)
Issuance of notes	496	—
Proceeds from stock-based compensation plans	60	40
Treasury shares	(812)	(278)
Repurchase of shares related to stock-based compensation	(85)	(67)
Dividends	(465)	(424)
Dividends to noncontrolling interests	(1)	(2)
Debt issuance costs and related fees	(5)	—
Net cash used in financing activities	(812)	(1,231)
Effect of exchange rate changes on cash and cash equivalents	35	(13)
Increase in cash and cash equivalents	512	237
Cash and cash equivalents, beginning of period	2,130	1,769
Cash and cash equivalents, end of period	$2,642	$2,006

Table 4 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions	2024	2023	2024	2023
Interest:
Income	$28	$19	$73	$44
Expense on borrowings	(79)	(75)	(227)	(220)
(Expense) income on UTPs and other tax related liabilities(1)	(3)	(4)	(12)	10
Net periodic pension costs - interest component	(6)	(6)	(19)	(19)
Total interest expense, net	$(60)	$(66)	$(185)	$(185)
Other non-operating income, net:
FX (loss) gain	$—	$2	$(7)	$(29)
Net periodic pension income - non-service and non-interest cost components	9	8	25	26
Income from investments in non-consolidated affiliates	8	9	10	12
Gain on previously held equity method investments(2)	7	—	7	—
Gain on investments	4	—	12	11
Other(3)	(3)	(1)	(2)	11
Other non-operating income, net	$25	$18	$45	$31
Total non-operating (expense) income, net	$(35)	$(48)	$(140)	$(154)

(1) The amount for the nine months ended September 30, 2023 includes a $22 million reduction of tax-related interest expense primarily related to the resolutions of tax matters.
(2) The amounts for the three and nine months ended September 30, 2024 reflect non-cash gains relating to the step-acquisitions of Praedicat and GCR.
(3) The amount for the nine months ended September 30, 2023 includes a benefit of $9 million related to the favorable resolutions of various tax matters.

Table 5 - Financial Information by Segment (Unaudited)
The table below shows revenue and Adjusted Operating Income by reportable segment. Adjusted Operating Income is a financial metric utilized by the Company’s chief operating decision maker to assess the profitability of each reportable segment.

	Three Months Ended September 30,
	2024				2023
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$831	$982	$—	$1,813	$776	$696	$—	$1,472
Intersegment revenue	3	48	(51)	—	3	47	(50)	—
Total revenue	834	1,030	(51)	1,813	779	743	(50)	1,472
Operating, SG&A	581	416	(51)	946	517	348	(50)	815
Adjusted Operating Income	$253	$614	$—	$867	$262	$395	$—	$657
Adjusted Operating Margin	30.3%	59.6%		47.8%	33.6%	53.2%		44.6%
Depreciation and amortization	88	20	—	108	76	19	—	95
Restructuring	4	2	—	6	22	5	—	27
Charges related to asset abandonment (1)	15	—	—	15	—	—	—	—
Operating income				$738				$535
Operating margin				40.7%				36.3%

	Nine Months Ended September 30,
	2024				2023
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$2,432	$2,984	$—	$5,416	$2,260	$2,176	$—	$4,436
Intersegment revenue	10	144	(154)	—	10	138	(148)	—
Total revenue	2,442	3,128	(154)	5,416	2,270	2,314	(148)	4,436
Operating, SG&A	1,721	1,174	(154)	2,741	1,584	1,034	(148)	2,470
Adjusted Operating Income	$721	$1,954	$—	$2,675	$686	$1,280	$—	$1,966
Adjusted Operating Margin	29.5%	62.5%		49.4%	30.2%	55.3%		44.3%
Depreciation and amortization	260	58	—	318	220	56	—	276
Restructuring	7	6	—	13	38	13	—	51
Charges related to asset abandonment (1)	30	—	—	30	—	—	—	—
Operating income				$2,314				$1,639
Operating margin				42.7%				36.9%

(1) During the nine months ended September 30, 2024, the Company recorded charges related to asset abandonment of $30 million. Costs of $15 million were recorded in the second quarter of 2024 related to severance incurred pursuant to a reduction in staff due to the Company's decision to outsource the production of certain sustainability content utilized in our product offerings. Additionally, the Company has reduced the estimated useful lives of certain internally developed software and amortizable intangible assets that are associated with the sustainability content offerings for which production is being outsourced. During the third quarter of 2024, the Company incurred $15 million in incremental amortization expense related to the change in estimated useful lives of these assets and expects to incur an additional $15 million of incremental amortization expense in the fourth quarter of 2024.

Table 6 - Transaction and Recurring Revenue (Unaudited)
The following tables summarize the split between transaction revenue and recurring revenue. In the MA segment, recurring revenue represents subscription-based revenue and software maintenance revenue. Transaction revenue in MA represents perpetual software license fees and revenue from software implementation services, risk management advisory projects, and training and certification services. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance, as well as other one-time fees, while recurring revenue represents recurring monitoring fees of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services, while recurring revenue represents subscription-based revenue.

	Three Months Ended September 30,
	2024			2023
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total

Decision Solutions	$33	$350	$383	$43	$311	$354
	9%	91%	100%	12%	88%	100%
Research & Insights	$4	$231	$235	$4	$218	$222
	2%	98%	100%	2%	98%	100%
Data & Information	$1	$212	$213	$1	$199	$200
	—%	100%	100%	1%	99%	100%
Total MA	$38	$793	$831	$48	$728	$776
	5%	95%	100%	6%	94%	100%

Corporate Finance	$382	$133	$515	$216	$130	$346
	74%	26%	100%	62%	38%	100%
Structured Finance	$78	$57	$135	$49	$53	$102
	58%	42%	100%	48%	52%	100%
Financial Institutions	$92	$78	$170	$52	$74	$126
	54%	46%	100%	41%	59%	100%
Public, Project and Infrastructure Finance	$109	$45	$154	$70	$45	$115
	71%	29%	100%	61%	39%	100%
MIS Other	$2	$6	$8	$2	$5	$7
	25%	75%	100%	29%	71%	100%
Total MIS	$663	$319	$982	$389	$307	$696
	68%	32%	100%	56%	44%	100%

Total Moody's Corporation	$701	$1,112	$1,813	$437	$1,035	$1,472
	39%	61%	100%	30%	70%	100%

Table 6 - Transaction and Recurring Revenue (Unaudited) Continued

	Nine Months Ended September 30,
	2024			2023
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total
Decision Solutions	$105	$1,009	$1,114	$126	$896	$1,022
	9%	91%	100%	12%	88%	100%
Research & Insights	$11	$672	$683	$12	$642	$654
	2%	98%	100%	2%	98%	100%
Data & Information	$3	$632	$635	$2	$582	$584
	—%	100%	100%	—%	100%	100%
Total MA	$119	$2,313	$2,432	$140	$2,120	$2,260
	5%	95%	100%	6%	94%	100%

Corporate Finance	$1,169	$400	$1,569	$682	$385	$1,067
	75%	25%	100%	64%	36%	100%
Structured Finance	$213	$167	$380	$142	$161	$303
	56%	44%	100%	47%	53%	100%
Financial Institutions	$329	$231	$560	$195	$218	$413
	59%	41%	100%	47%	53%	100%
Public, Project and Infrastructure Finance	$315	$134	$449	$240	$131	$371
	70%	30%	100%	65%	35%	100%
MIS Other	$6	$20	$26	$4	$18	$22
	23%	77%	100%	18%	82%	100%
Total MIS	$2,032	$952	$2,984	$1,263	$913	$2,176
	68%	32%	100%	58%	42%	100%

Total Moody's Corporation	$2,151	$3,265	$5,416	$1,403	$3,033	$4,436
	40%	60%	100%	32%	68%	100%

Table 7 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; ii) restructuring charges/adjustments; and iii) charges related to asset abandonment. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges/adjustments and charges related to asset abandonment are excluded as the frequency and magnitude of these charges may vary widely across periods and companies.
Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended September 30,		Nine Months Ended September 30,
Amounts in millions	2024	2023	2024	2023
Operating income	$738	$535	$2,314	$1,639
Depreciation and amortization	108	95	318	276
Restructuring	6	27	13	51
Charges related to asset abandonment	15	—	30	—
Adjusted Operating Income	$867	$657	$2,675	$1,966
Operating margin	40.7%	36.3%	42.7%	36.9%
Adjusted Operating Margin	47.8%	44.6%	49.4%	44.3%

Table 8 - Free Cash Flow (Unaudited)
The Company defines Free Cash Flow as net cash provided by operating activities minus cash paid for capital additions. Management believes that Free Cash Flow is a useful metric in assessing the Company’s cash flows to service debt, pay dividends and to fund acquisitions and share repurchases. Management deems capital expenditures essential to the Company’s product and service innovations and maintenance of Moody’s operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody’s cash flow.
Below is a reconciliation of the Company’s net cash flows from operating activities to Free Cash Flow:

	Nine Months Ended September 30,
Amounts in millions	2024	2023
Net cash provided by operating activities	$2,164	$1,674
Capital additions	(243)	(198)
Free Cash Flow	$1,921	$1,476
Net cash used in investing activities	$(875)	$(193)
Net cash used in financing activities	$(812)	$(1,231)

Table 9 - Constant Currency Revenue Growth (Unaudited)
The Company presents constant currency revenue growth (decline) as its non-GAAP measure of revenue growth (decline). Management deems this measure to be useful in providing additional perspective in assessing the Company's revenue growth (decline) excluding the impacts of changes in foreign exchange rates. The Company calculates the dollar impact of foreign exchange as the difference between the translation of its current period non-USD functional currency results using comparative prior period weighted average foreign exchange translation rates and current year reported results.
Below is a reconciliation of the Company's reported revenue and growth (decline) rates to its constant currency revenue growth (decline) measures:

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2024	2023	Change	Growth	2024	2023	Change	Growth
MCO revenue	$1,813	$1,472	$341	23%	$5,416	$4,436	$980	22%
FX impact	(8)	—	(8)		(5)	—	(5)
Constant currency MCO revenue	$1,805	$1,472	$333	23%	$5,411	$4,436	$975	22%

MA revenue	$831	$776	$55	7%	$2,432	$2,260	$172	8%
FX impact	(5)	—	(5)		(6)	—	(6)
Constant currency MA revenue	$826	$776	$50	6%	$2,426	$2,260	$166	7%

Decision Solutions revenue	$383	$354	$29	8%	$1,114	$1,022	$92	9%
FX impact	(1)	—	(1)		(2)	—	(2)
Constant currency Decision Solutions revenue	$382	$354	$28	8%	$1,112	$1,022	$90	9%

Research and Insights revenue	$235	$222	$13	6%	$683	$654	$29	4%
FX impact	(2)	—	(2)		(2)	—	(2)
Constant currency Research and Insights revenue	$233	$222	$11	5%	$681	$654	$27	4%

Data and Information revenue	$213	$200	$13	7%	$635	$584	$51	9%
FX impact	(2)	—	(2)		(2)	—	(2)
Constant currency Data and Information revenue	$211	$200	$11	6%	$633	$584	$49	8%

MIS revenue	$982	$696	$286	41%	$2,984	$2,176	$808	37%
FX impact	(3)	—	(3)		1	—	1
Constant currency MIS revenue	$979	$696	$283	41%	$2,985	$2,176	$809	37%

CFG revenue	$515	$346	$169	49%	$1,569	$1,067	$502	47%
FX impact	(2)	—	(2)		—	—	—
Constant currency CFG revenue	$513	$346	$167	48%	$1,569	$1,067	$502	47%

SFG revenue	$135	$102	$33	32%	$380	$303	$77	25%
FX impact	—	—	—		1	—	1
Constant currency SFG revenue	$135	$102	$33	32%	$381	$303	$78	26%

FIG revenue	$170	$126	$44	35%	$560	$413	$147	36%
FX impact	(1)	—	(1)		—	—	—
Constant currency FIG revenue	$169	$126	$43	34%	$560	$413	$147	36%

PPIF revenue	$154	$115	$39	34%	$449	$371	$78	21%
FX impact	(1)	—	(1)		(1)	—	(1)
Constant currency PPIF revenue	$153	$115	$38	33%	$448	$371	$77	21%

MA recurring revenue	$793	$728	$65	9%	$2,313	$2,120	$193	9%
FX impact	(5)	—	(5)		(6)	—	(6)
Constant currency MA recurring revenue	$788	$728	$60	8%	$2,307	$2,120	$187	9%

Table 10 - Key Performance Metrics - Annualized Recurring Revenue (Unaudited)
The Company presents Annualized Recurring Revenue (“ARR”) on a constant currency organic basis for its MA business as a supplemental performance metric to provide additional insight on the estimated value of MA's recurring revenue contracts at a given point in time. The Company uses ARR to manage and monitor performance of its MA operating segment and believes that this metric is a key indicator of the trajectory of MA's recurring revenue base.
The Company calculates ARR by taking the total recurring contract value for each active renewable contract as of the reporting date, divided by the number of days in the contract and multiplied by 365 days to create an annualized value. The Company defines renewable contracts as subscriptions, term licenses, maintenance and renewable services. ARR excludes transaction sales including one-time training, services and perpetual licenses. In order to compare period-over-period ARR excluding the effects of foreign currency translation, the Company bases the calculation on currency rates utilized in its current year operating budget and holds these FX rates constant for the duration of all current and prior periods being reported. Additionally, ARR excludes contracts related to acquisitions to provide additional perspective in assessing growth excluding the impacts from certain acquisition activity.
The Company’s definition of ARR may differ from definitions utilized by other companies reporting similarly named measures, and this metric should be viewed in addition to, and not as a substitute for, financial measures presented in accordance with U.S. GAAP.

Amounts in millions	September 30, 2024	September 30, 2023	Change	Growth
MA ARR
Decision Solutions
Banking	$439	$400	$39	10%
Insurance	579	514	65	13%
KYC	360	316	44	14%
Total Decision Solutions	$1,378	$1,230	$148	12%
Research and Insights	910	860	50	6%
Data and Information	859	796	63	8%
Total MA ARR	$3,147	$2,886	$261	9%

Table 11 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)
The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on Moody’s operating performance. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; ii) restructuring charges/adjustments; iii) charges related to asset abandonment; and iv) gains on previously held equity method investments.
The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period and across companies. Restructuring charges/adjustments, charges related to asset abandonment, and gains on previously held equity method investments are excluded as the frequency and magnitude of these items may vary widely across periods and companies.
The Company excludes the aforementioned items to provide additional perspective when comparing net income and diluted EPS from period to period and across companies as the frequency and magnitude of similar transactions may vary widely across periods.
Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended September 30,				Nine Months Ended September 30,
Amounts in millions	2024		2023		2024		2023
Net Income attributable to Moody's common shareholders		$534		$389		$1,663		$1,267
Pre-tax Acquisition-Related Intangible Amortization Expenses	$51		$49		$148		$150
Tax on Acquisition-Related Intangible Amortization Expenses	(12)		(12)		(36)		(36)
Net Acquisition-Related Intangible Amortization Expenses		39		37		112		114
Pre-tax restructuring	$6		$27		$13		$51
Tax on restructuring	(1)		(6)		(3)		(12)
Net restructuring		5		21		10		39
Pre-tax charges related to asset abandonment	$15		$—		$30		$—
Tax on charges related to asset abandonment	(3)		—		(7)		—
Net charges related to asset abandonment		12		—		23		—
Pre-tax gain on previously held equity method investments	$(7)		$—		$(7)		$—
Tax on gain on previously held equity method investments	2		—		2		—
Net gain on previously held equity method investments		(5)		—		(5)		—
Adjusted Net Income		$585		$447		$1,803		$1,420

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Diluted earnings per share attributable to Moody's common shareholders		$2.93		$2.11		$9.09		$6.88
Pre-tax Acquisition-Related Intangible Amortization Expenses	$0.28		$0.27		$0.81		$0.81
Tax on Acquisition-Related Intangible Amortization Expenses	(0.07)		(0.06)		(0.20)		(0.19)
Net Acquisition-Related Intangible Amortization Expenses		0.21		0.21		0.61		0.62
Pre-tax restructuring	$0.03		$0.15		$0.07		$0.28
Tax on restructuring	—		(0.04)		(0.02)		(0.07)
Net restructuring		0.03		0.11		0.05		0.21
Pre-tax charges related to asset abandonment	$0.08		$—		$0.16		$—
Tax on charges related to asset abandonment	(0.01)		—		(0.03)		—
Net charges related to asset abandonment		0.07		—		0.13		—
Pre-tax gain on previously held equity method investments	$(0.04)		$—		$(0.04)		$—
Tax on gain on previously held equity method investments	0.01		—		0.01		—
Net gain on previously held equity method investments		(0.03)		—		(0.03)		—
Adjusted Diluted EPS		$3.21		$2.43		$9.85		$7.71

Note: The tax impacts in the tables above were calculated using tax rates in effect in the jurisdiction for which the item relates.

Table 12 - 2024 Outlook
Moody’s updated outlook for full year 2024, as of October 22, 2024, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. For a complete list of these assumptions, please refer to “Assumptions and Outlook” on page 10 of this earnings release.

Full Year 2024 Moody's Corporation Guidance as of October 22, 2024
Moody's Corporation (MCO)	Last Publicly Disclosed Guidance	Current Guidance
Revenue	Increase in the low-teens percent range	Increase in the high-teens percent range
Operating Expenses	Increase in the high-single-digit percent range	Approximately 10%
Operating Margin	Approximately 39%	40% to 41%
Adjusted Operating Margin (1)	46% to 47%	47% to 48%
Interest Expense, Net	$240 - $260 million	Approximately $245 million
Effective Tax Rate	22% to 24%	23% to 24%
Diluted EPS	$9.95 to $10.35	$10.85 to $11.05
Adjusted Diluted EPS (1)	$11.00 to $11.40	$11.90 to $12.10
Operating Cash Flow	$2.4 to $2.6 billion	Approximately $2.7 billion
Free Cash Flow (1)	$2.0 to $2.2 billion	Approximately $2.3 billion
Share Repurchases	Approximately $1.3 billion (subject to available cash, market conditions, M&A opportunities, and other ongoing capital allocation decisions)	NC
Moody's Analytics (MA)	Last Publicly Disclosed Guidance	Current Guidance
MA Revenue	Increase in the high-single-digit percent range	NC
ARR (2)	Increase in the high-single-digit to low-double-digit percent range	NC
MA Adjusted Operating Margin	30% to 31%	NC
Moody's Investors Service (MIS)	Last Publicly Disclosed Guidance	Current Guidance
MIS Revenue	Increase in the high-teens percent range	Increase in the high-twenties percent range
MIS Adjusted Operating Margin	58% to 59%	59% to 60%
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current guidance as of October 22, 2024. All last publicly disclosed guidance is as of July 23, 2024.
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.
(2) Refer to Table 10 within this earnings release for the definition of and further information on the ARR metric.

The following are reconciliations of the Company's adjusted forward looking measures to their comparable U.S. GAAP measure:

Projected for the Year Ended December 31, 2024
Operating margin guidance	40% to 41%
Depreciation and amortization	Approximately 6.1%
Restructuring	Approximately 0.2%
Charges Related to Asset Abandonment	Approximately 0.7%
Adjusted Operating Margin guidance	47% to 48%

Projected for the Year Ended December 31, 2024
Operating cash flow guidance	Approximately $2.7 billion
Less: Capital expenditures	Approximately $350 million
Free Cash Flow guidance	Approximately $2.3 billion

Projected for the Year Ended December 31, 2024
Diluted EPS guidance	$10.85 to $11.05
Acquisition-Related Intangible Amortization	Approximately $0.83
Restructuring	Approximately $0.05
Charges Related to Asset Abandonment	Approximately $0.20
Gain on Previously Held Equity Method Investments	($0.03)
Adjusted Diluted EPS guidance	$11.90 to $12.10